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                                                                  EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-71278) and related Prospectus of Cypress Bioscience, Inc. for the registration of 1,850,000 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1996, with respect to the consolidated financial statements of Cypress Bioscience, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                               ERNST & YOUNG LLP


Seattle, Washington
January 2, 1997